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                                                                     EXHIBIT 5.1

                                  May 27, 1999


Interstate Hotels Corporation
680 Andersen Drive, Foster Plaza Ten
Pittsburgh, Pennsylvania 15220

Ladies and Gentlemen:

         This opinion is furnished in connection with the filing by Interstate Hotels Corporation, a Maryland corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (the "Registration Statement") relating to the shares of common stock, par value $.01 per share (the "Common Stock"), of the Company (the "Registered Shares") which are to be distributed by Patriot American Hospitality, Inc. ("Patriot") to the holders of certain securities of Patriot and Wyndham International, Inc.

         In connection with rendering this opinion, we have examined the forms of the proposed Distribution Agreement, the Articles of Incorporation and By-laws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

         We are attorneys admitted to practice in The Commonwealth of Massachusetts and the State of New York. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts, the State of New York and the Maryland General Corporation Law.

         Based upon the foregoing, we are of the opinion that when the Registered Shares are distributed pursuant to the terms of the Distribution Agreement, the Registered Shares will be duly authorized, validly issued, fully paid and nonassessable.



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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us with respect to this opinion under the heading "Validity of Securities" in the Information
Statement/Prospectus which is a part of such Registration Statement.

                                        Very truly yours,

                                        /s/ Goodwin, Procter & Hoar LLP

                                        Goodwin, Procter & Hoar LLP